Exhibit 99.1

For Media: Andrea Cousens Fortinet, Inc. 310-270-8903 acousens@fortinet.com	For Investors: Michelle Spolver Fortinet, Inc. 408-486-7837 mspolver@fortinet.com	For Industry Analysts: Ron Davis Fortinet, Inc. 415-806-9892 rdavis@fortinet.com

Fortinet Closes Acquisition of Meru Networks

SUNNYVALE, Calif., - July 8, 2015 – Fortinet (NASDAQ: FTNT), the global leader in high-performance cyber security solutions, today announced it has closed the acquisition of Meru Networks (NASDAQ:MERU), a leader in intelligent Wi-Fi networking. With the close of this acquisition, Fortinet expands on its secure wireless vision and enterprise growth focus, broadens the company’s solutions portfolio, and expands its opportunity to uniquely address the $5B global enterprise Wi-Fi market with integrated and intelligent secure wireless solutions.

Fortinet’s proven solutions in secure Wi-Fi markets, with its FortiAP secure wireless access points and FortiWiFi integrated security appliances for enterprise branch offices and small businesses have been among the fastest growing products in the company’s “advanced technologies” portfolio. The addition of Meru’s intelligent Wi-Fi solutions to the Fortinet portfolio extends the delivery of a secure, uninterrupted user experience – anytime anywhere – providing peak performance in environments requiring high capacity load and a high-density of wireless users, such as enterprise, education, healthcare, and hospitality.

“To truly protect against all possible attack vectors, we are continuing to expand our market-leading end-to-end security platform to provide customers with the visibility and continuous threat protection they need – from the data center, to the cloud to the end-point,” said Ken Xie, founder, chairman and CEO of Fortinet. “We expect the acquisition of Meru to help us deliver new solutions and services to help enterprises of all sizes deploy, manage, and secure wired and wireless networks in a mobile era.”

Fortinet and Meru customers will benefit from Fortinet’s commitment to providing secure, uninterrupted connectivity for their highly mobile end-users, while offering channel partners a broader solutions portfolio to take to market.

With the completion of the transaction, Meru employees officially join Fortinet.

In connection with the acquisition, Fortinet is paying $1.63 per Meru share in cash, an equity value of approximately $44 million for the transaction. Fortinet first completed the tender offer for all outstanding shares of Meru by accepting for payment all such shares validly tendered and not properly withdrawn as of the expiration time of the tender offer, which represented approximately 60.18% of

Meru’s outstanding shares. Subsequently, a wholly-owned subsidiary of Fortinet merged with and into Meru, resulting in Meru becoming a wholly owned subsidiary of Fortinet. As a result of the merger, all remaining shares of Meru not purchased by Fortinet in the tender offer (other than shares owned by Meru, Fortinet or their subsidiaries and shares subject to properly exercised appraisal rights claims) were converted into the right to receive the aforementioned cash payment. All shares of Meru are expected to be delisted from the NASDAQ stock market by the close of business today.

About Fortinet

Fortinet (NASDAQ: FTNT) protects the most valuable assets of some of the largest enterprise, service provider and government organizations across the globe. The company’s fast, secure and global cyber security solutions provide broad, high-performance protection against dynamic security threats while simplifying the IT infrastructure. They are strengthened by the industry’s highest level of threat research, intelligence and analytics. Unlike pure-play network security providers, Fortinet can solve organizations’ most important security challenges, whether in networked, application or mobile environments - be it virtualized/cloud or physical. More than 210,000 customers worldwide, including some of the largest and most complex organizations, trust Fortinet to protect their brands. Learn more at http://www.fortinet.com, the Fortinet Blog or FortiGuard Labs.

Copyright © 2015 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB, FortiVoice and FortiWeb. Other trademarks belong to their respective owners. Fortinet has not independently verified statements or certifications herein attributed to third parties and Fortinet does not independently endorse such statements. Notwithstanding anything to the contrary herein, nothing herein constitutes a warranty, guarantee, binding specification or other binding commitment by Fortinet, and performance and other specification information herein may be unique to certain environments. This news release contains forward-looking statements that involve uncertainties and assumptions, such as statements regarding product releases, the anticipated benefits of Fortinet’s acquisition of Meru and Fortinet’s future plans for Meru’s business. Changes of circumstances, product release delays, risks that the anticipated benefits of the acquisition may not be realized, changes in business plans or other risks as stated in our filings with the Securities and Exchange Commission, located at www.sec.gov, may cause results to differ materially from those expressed or implied in this press release. If the uncertainties materialize or the assumptions prove incorrect, results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Fortinet assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to update these forward-looking statements.

FTNT-F